                                                            Exhibit 23.5







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667, 333-23415, 333-29217, 333-35749 and 333-44611), Forms S-4
(Registration Nos. 333-17915 and 333-41505) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265 and 333-42891).







REYNOLDS, BONE & GRIESBECK P.L.C.

Memphis, Tennessee
  February 20, 1998.